SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 3, 2000
                                                    ----------------



                               CELSION CORPORATION
                               -------------------
             (Exact name of registrant as specified in its charter)


         Maryland                     000-14242               52-1256615
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(State or other jurisdiction       (Commission file        (I.R.S. Employer
of incorporation)                      number )          Identification Number)


10220-I Old Columbia Road  Columbia, Maryland                    21046-1705
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (410) 290-5390
                                                           --------------

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Item 5. Other Events.

Completion of  Recent Equity Financing
--------------------------------------

         On January 31, 2000, Celsion Corporation (the "Company") consummated the sale of 4,852.5 shares of a new Series A 10% Convertible Preferred Stock ("Preferred Stock"), at a price of $1,000.00 per share, to investors in a private placement offering (the "Offering"). The Offering was made through a placement agent ("Placement Agent") which is a broker-dealer member of the National Association of Securities Dealers, and shares of Preferred Stock were sold only to accredited investors under Regulation D promulgated by the Securities and Exchange Commission.

         The Company received net proceeds of $4,231,675 from the Offering, intended to be used for completion of current clinical trials for the Company's treatment systems, for further research and development in connection with the thermo-liposome technology licensed to the Company by Duke University, for other research projects, and for working capital.

New Executive Employment Agreements
-----------------------------------

         Under its agreement with the Placement Agent in connection with the Offering, the Company was required to enter into three-year employment agreements with Spencer J. Volk, the Company's President and Chief Executive Officer, and with Augustine Y. Cheung, the Company's Chairman and Chief Scientific Officer. The new agreements were entered into prior to the closing of the Offering, and are effective as of January 1, 2000. The terms of the Company's prior executive employment arrangements and a summary of the new agreements are as follows:

         1. In May 1997, the Company and Spencer J. Volk, President and Chief Executive Officer, entered into a one-year executive employment agreement, automatically renewable annually for additional one-year periods unless terminated by either party at least 90 days prior to the end of the then current one-year period. The agreement provided for an initial annual salary of $240,000, which was to be adjusted to at least $360,000 upon the Company's successful raising of an aggregate of at least $5,000,000 in additional capital. In addition, Mr. Volk was awarded incentive compensation of 500,000 shares of Common Stock of the Company at commencement of his employment. He also had the right to receive up to 1,400,000 additional shares subject both to an increase in the Company's capital base and to Mr. Volk's continued employment. Under Mr. Volk's leadership, the Company achieved the specified capital goals. But, as of September 30, 1999, Mr. Volk had received only 1,000,000 of the additional shares. At the request of the Company, he deferred receipt of the remaining 400,000 shares to a later date. Similarly, although the pre- condition for Mr. Volk's salary adjustment had been met, Mr. Volk agreed, at the further request of the Company, to waive the salary increase due him for any period prior to September 30, 1999.

         2. With regard to the deferred 400,000 shares, on November 11, 1999, the Company requested Mr. Volk to waive his right under his existing employment agreement to receive such shares. Simultaneously, (i) the Company granted him an

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option to purchase 400,000 shares of restricted Common Stock at a price equal to two-thirds of the average closing price of Common Stock during the prior three trading days (which closing price amounted to approximately $0.75 per share) and
(ii) the Company agreed to issue 100,000 shares of Common Stock to him no later than February 15, 2000. Mr. Volk agreed to the Company's proposal.

         3. The new executive employment agreement between the Company and Dr. Cheung provides for an annual salary of $240,000 per year commencing as of January 1, 2000. As a form of bonus, the agreement grants Dr. Cheung an option to purchase up to 300,000 shares of Common Stock at intervals until October 1, 2002 at an exercise price equal to the average closing price of the Company's Common Stock during the Company's fiscal quarter ended December 31, 1999, which price is expected to approximate $1.22 per share. If Dr. Cheung continues to be employed by the Company on each exercise date, he will be entitled to exercise the bonus option in three separate installments of 100,000 shares each. He may exercise the first installment after March 15, 2000, the next installment after October 1, 2001, and the final installment after October 1, 2002. Shares purchased under the bonus option will be subject to restrictions on transfer for a minimum period of two years after purchase. Dr. Cheung's employment agreement also grants to him performance- based options to purchase up to a maximum of 700,000 incentive shares of Common Stock, at exercise prices ranging from a low of $0.80 to a high of $1.60 per share, on achieving five significant corporate milestones. Those performance objectives include obtaining final FDA approval for Company products, consummating alliances with strategic marketing and distribution partners, and attaining annual pre-tax earnings of at least $1,000,000 for the Company. A performance-based option may be exercised only after the milestone has been achieved and during the term of Dr. Cheung's employment. Shares issued on exercise of performance-based options will be subject to restrictions comparable to those imposed on the annual bonus option shares.

         4. At the request of the Placement Agent and the Company, Mr. Volk agreed to terminate his prior employment agreement and to enter into a new three-year employment agreement. Mr. Volk's salary in fiscal year 2000 will continue to be $240,000. His compensation arrangements contain annual bonus and performance-based option provisions similar to those contained in Dr. Cheung's employment agreement, except that Mr. Volk will be issued an initial annual bonus option for the purchase of 250,000 shares in fiscal year 2000 instead of the 100,000 share bonus option provided for that year in Dr. Cheung's agreement. (The annual bonus for each of fiscal 2001 and 2002 will be 100,000 shares, as in Dr. Cheung's agreement.) For the 2001 fiscal year and the balance of the contract term, Mr. Volk's annual salary will be $360,000, of which only $240,000 will be paid on a current basis. The salary differential will accrue as an unpaid obligation to Mr. Volk at the rate of $10,000 per month, and will be represented by a junior convertible note of the Company, carrying interest at an annual rate of 8.75%, payable interest only until September 30, 2001. After October 1, 2001, the outstanding principal amount of the note will be payable in four quarterly installments of principal and interest. However, the balance of the note will become payable in full, and regular salary payments will be made at the annual rate of $360,000 when the Company achieves annual revenues of at least $2.5 million. At the option of Mr. Volk, the balance payable at any time under the note will be convertible into shares of Common Stock of the Company

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at a price equal to 80% of the average closing price of such Common Stock during any ten consecutive trading days (as selected by Mr. Volk) within the forty trading days immediately prior to the date of any conversion of the note.

         5. The new agreements for each executive provide for continued payment of salary and benefits during the full terms of the agreements in the event of a change of control of the Company. A change of control is defined as a merger, asset sale, tender offer or other substantial change in voting control, or the election of a new majority of the Board of Directors or of three or more directors whose election is opposed by a majority of the Board. In addition, the agreements provide for Consumer Price Index adjustments, restrictive covenants and confidentiality and other protections in the form generally included in employment agreements for senior management.

Commencement of Clinical Trials
-------------------------------

         Phase I clinical studies for the Company's breast cancer treatment system have begun at The Center for Breast Surgery (a Columbia/HCA affiliate in West Palm Beach, Florida), and at Harbor Medical Center in Los Angeles, California, encompassing a total of 10 patients. An expanded Phase I study began in December at Montefiore Medical Center in New York, New York, which will include a total of 10 patients. The purpose of the latter study is to evaluate a revised protocol designed to shorten treatment time and simplify equipment and software used in connection with the system.

Terms of Preferred Stock Sold in Offering
-----------------------------------------

         In connection with the Offering, the Company has filed, with the State of Maryland, Articles Supplementary which designate and set forth the terms of the Preferred Stock sold to investors in the Offering. Shares of Preferred Stock have a liquidation preference of $1,000 each, are non- voting, and carry a dividend of $100.00 per year, payable semi-annually in fractional shares of Preferred Stock, calculated at a valuation of $100.00 per share.

         Shares of Preferred Stock (the "Shares") carry the following exchange and conversion rights:

         1. If the Company undertakes a registered public offering, consisting of either (x) its equity securities or (y) units ("Units") comprised of equity securities of the Company and of shares of any subsidiary of the Company (the securities and/or Units to be sold in such public offering being referred to as the "Public Offering Securities"), and such public offering is consummated within 12 months after the closing of the Offering, each holder of Preferred Stock will be notified of such public offering and must, within 30 days, elect either (a) to exchange 100% of the Shares (including Shares and fractional Shares issued as dividends) for such Public Offering Securities at an exchange price equal to 70% of the public offering price of the Public Offering Securities, or (b) to exchange 50% of the Shares for Public Offering Securities on the same terms and convert the remainder of the Shares held into the


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Company's Common Stock ("Common Stock") at a conversion price of $0.41 per share of Common Stock, as such price may be adjusted from time to time for stock splits, stock combinations, recapitalizations or otherwise (as so adjusted, the "Conversion Price"). If any holder of the Shares does not elect either (a) or
(b) above within the 30-day period after notification, all rights of any such holder to exchange such Shares for Public Offering Securities or to convert such Shares into Common Stock shall, if the public offering is consummated within the 12-month period, lapse and terminate, and the Company will, within a reasonable time thereafter, redeem the Shares so held at a redemption price of 105% of the liquidation value of the Shares and in accordance with applicable law.

         In addition, if the Company, within 12 months after the closing of the Offering, consummates a sale of any Company subsidiary to a public company or a merger of such subsidiary into a public company (a "Disposition Transaction"), for consideration consisting of securities of such public company (the "Disposition Securities"), each holder of Shares purchased in this Offering will be similarly notified and will have a 30-day period to elect either (a) to exchange 100% of the holder's Shares for such Disposition Securities at an exchange price equal to 70% of the price of the Disposition Securities established in the Disposition Transaction, or (b) to exchange 50% of the Shares for Disposition Securities on the same terms and convert the remainder of the Shares into Common Stock at the Conversion Price. If any holder of the Shares does not elect either (a) or (b) above within the 30-day period after notification, all rights of any such holder to exchange such Shares for Disposition Securities or to convert such Shares into Common Stock shall, if the Disposition Transaction public offering is consummated within the 12-month period, lapse and terminate, and the Company will, within a reasonable time thereafter, redeem the Shares so held at a redemption price of 105% of the liquidation value of the Shares and in accordance with applicable law.

         (2) If such public offering or Disposition Transaction is not consummated within 12 months after the closing of the Offering, then, at the election of the holder at any time, and subject to the condition in (3) below, the Shares may be converted, in whole or in part, into shares of the Company's Common Stock at the Conversion Price.

         (3) In addition, if at any time subsequent to the first anniversary of the closing of the Offering (no sale of Public Offering Securities or Disposition Transaction having been consummated by such first anniversary), the Company undertakes a public offering consisting only of Common Stock for its own account, then, at the specific election of the Company and upon notice to the holders of the Preferred Stock, such holders may be required to convert their shares of Preferred Stock into Common Stock at the Conversion Price.

         (4) The Company has no present plan or intention concerning any Disposition Transaction, and no such Transaction has been proposed or considered. Also, while the Company intends to pursue financing opportunities which may arise in the future, it has no present plan for a public offering of its securities.



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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 3, 2000


                                                   CELSION CORPORATION
                                             ---------------------------------
                                                       (Registrant)


                                             By:/s/ Spencer J. Volk
                                                --------------------
                                                Spencer J. Volk, President and
                                                Chief Executive Officer

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